Exhibit 99.1
SmartPros Releases Year-End 2011 Financial Results
Company Earns Net Profit of $154,000
Company Declares Dividend of $.0125 per Share
Annual Meeting to be Held on June 14, 2012
FOR IMMEDIATE RELEASE -- HAWTHORNE, N.Y. -- March 8, 2012 -- SmartPros Ltd. (Nasdaq:SPRO), a leader in the field of accredited professional education and corporate training, today reported results for the fiscal year ended December 31, 2011. A conference call to discuss earnings is scheduled for Friday, March 9, at 8:30 a.m. ET.

For the year ended December 31, 2011, compared to 2010:

•	Net revenue of $16.99 million, compared to $17.62 million

•	Operating income of $198,000, compared to operating loss of $146,000

•	Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) of $1.37 million, compared to $961,000

•	Net income of $154,000, or $0.03 per share, compared to a net loss of $129,000, or $0.03 per share

RECONCILIATION OF NET INCOME (LOSS) TO EBITDA	DECEMBER 31,
	2011	2010

Net income (loss)	$154,127	$(129,292)
Income tax provision	44,614	19,509
Depreciation and amortization	1,178,538	1,127,439
Interest and dividend income, (net)	(12,022)	(57,037)

EBITDA	$1,365,257	$960,619

As of December 31, 2011, the Company had approximately $6.3 million in cash and cash equivalents, $4.6 million in deferred revenue, stockholders' equity of $12 million, and no debt.
“While overall net revenues were down from last year, we are pleased to report that the company has returned to profitability with both positive operating and net incomes,” said Allen Greene, Chairman and CEO of SmartPros. “In addition, our EBITDA for year-end 2011 was $1.37 million, as compared to $961,000 in 2010. Our profitability is a direct result of management aggressively cutting expenses in the face of a weak business environment.”
Greene continued: “We have recently seen more activity related to sales opportunities and have begun to hire additional sales and sales support personnel. However, we are proceeding cautiously as these improvements may not be sustainable. Particularly in light of the seasonal nature of our business, we have to be careful not to ramp up too quickly. As we note in all our quarterly and annual reports filed with the SEC, our operating results fluctuate on a quarterly basis due primarily to the fact that our Loscalzo subsidiary and our EEI division, both of which provide live training programs to accounting and finance professionals, do little business in the first quarter of the year with sales more predominant in the second and fourth quarters of the year.”

“In addition, I am pleased to announce that, based on our cash position and EBITDA results for 2011, the Board of Directors has declared another quarterly dividend of $.0125 per share payable on April 4, 2012, to shareholders of record on March 22, 2012. While we hope to continue to make quarterly dividends, we must caution that any future dividend will be affected by our results and by our ongoing requirement for cash to make acquisitions, which remains our primary goal.”

Further, the Board has set April 17, 2012, as the record date for its next Annual Meeting of Stockholders, which will be held at Company headquarters at 12 Skyline Drive, Hawthorne, NY 10532, on June 14, 2012, at 11:00 a.m. ET.

SmartPros will host a teleconference tomorrow morning, Friday, March 9, beginning at 8:30 a.m. ET, and invites all interested parties to join management in a discussion regarding the company's financial results, corporate progression and other meaningful developments. The conference call can be accessed via telephone by dialing 1-877-941-9205. A replay of the call will be available on the company's Web site at http://ir.smartpros.com.

SmartPros Ltd. and Subsidiaries Consolidated Balance Sheets
December 31,	2011	2010
Assets
Current Assets:
Cash and cash equivalents	$6,281,725	$7,007,541
Accounts receivable, net of allowance for doubtful accounts of approximately $39,000 at December 31, 2011 and 2010	1,868,063	2,149,067
Prepaid expenses and other current assets	334,826	391,136
Total Current Assets	8,484,614	9,547,744
Property and Equipment, net	645,325	717,428
Goodwill	3,375,257	3,375,257
Other Intangibles, net	3,933,738	3,891,858
Other Assets, including restricted cash of $75,000 at December 31, 2011 and 2010, respectively	92,965	85,626
Deferred Tax Asset	1,290,000	1,290,000
Investment in Joint Venture, at cost	2,742	3,867
Total Assets	$17,824,641	$18,911,780
Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable	$712,978	$722,683
Accrued expenses	338,713	391,626
Deferred revenue	4,606,255	5,514,388
Dividend payable	60,749	—
Total Current Liabilities	5,718,695	6,628,697
Long-Term Liabilities:
Other liabilities	66,504	32,901
Total Long-Term Liabilities	66,504	32,901
Total Liabilities	5,785,199	6,661,598
Commitments and Contingencies
Stockholders’ Equity:
Preferred stock, $.001 par value; 1,000,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $.0001 par value; 30,000,000 shares authorized, 5,615,433 and 5,561,100 shares issued as of December 31, 2011 and 2010, respectively, and 4,797,231 and 4,873,826 shares outstanding as of December 31, 2011 and 2010, respectively	562	556
Common stock in treasury, at cost - 818,202 and 687,274 shares as of December 31, 2011 and 2010, respectively	(2,393,717)	(2,122,490)
Additional paid-in capital	17,514,275	17,607,921
Accumulated deficit	(3,081,678)	(3,235,805)
Total Stockholders’ Equity	12,039,442	12,250,182
Total Liabilities and Stockholders’ Equity	$17,824,641	$18,911,780

SmartPros Ltd. and Subsidiaries Consolidated Statements of Operations
Years Ended December 31,	2011	2010
Net Revenues	$16,988,691	$17,623,417
Cost of Revenues	7,048,316	8,047,614
Gross Profit	9,940,375	9,575,803
Operating Expenses:
Selling, general and administrative	8,563,993	8,594,296
Depreciation and amortization	1,178,538	1,127,439
Total Operating Expenses	9,742,531	9,721,735
Operating Income (loss)	197,844	(145,932)
Other Income (Expense):
Interest and dividend income, net	12,022	57,037
Loss from joint venture	(11,125)	(20,888))
Total Other Income	897	36,149
Income (loss) before Provision for Income Taxes	198,741	(109,783)
Provision for Income Taxes	(44,614)	(19,509)
Net Income (loss)	$154,127	$(129,292)
Net income (loss) per Common Share:
Basic net income (loss) per common share	$0.03	$(0.03)
Diluted net income (loss) per common share	$0.03	$(0.03)
Weighted Average Number of Common Shares Outstanding:
Basic	4,888,977	4,946,058
Diluted	4,888,977	4,946,058

About SmartPros
Founded in 1981, SmartPros Ltd. is an industry leader in the field of accredited professional education and corporate training. Its products and services are primarily focused in the accredited professional areas of corporate accounting, financial management, public accounting, governmental and not-for-profit accounting, financial services, banking, engineering, legal, ethics and compliance, and information technology. SmartPros is a leading provider of professional education products to Fortune 500 companies, as well as the major firms and associations in each of its professional markets. SmartPros provides education and content publishing and development services in a variety of media including Web, CD-ROM, video and live seminars and events. Our subscription libraries feature hundreds of course titles and 2,300+ hours of accredited education. SmartPros' proprietary Professional Education Center (PEC) Learning Management System (LMS) offers enterprise distribution and administration of education content and information. In addition, SmartPros produces a popular news and information portal for accounting and finance professionals serving more than one million ads and distributing more than 200,000 subscriber email newsletters each month. SmartPros' network of Web sites averages more than 900,000 monthly visits, serving a user base of more than one million profiled members. Visit: www.smartpros.com
Safe Harbor Statement
Statements in this press release that are not statements of historical or current fact constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements involve risks and uncertainties, including activities, events or developments, that the Company expects, believes or anticipates will or may occur in the future. In addition to statements that explicitly describe these risks and uncertainties, readers are urged to consider statements that contain terms such as "believes," "belief," "expects," "expect," "intends," "intend," "anticipate," "anticipates," "plans," "plan," to be uncertain and forward-looking. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in the Company’s filings with Securities and Exchange Commission. Specifically, results reported within this press release should not be considered an indication of future performance.

For More Information, Please Contact:
SmartPros Ltd.
Shane Gillispie
VP Marketing Services & eCommerce
914-829-4974
shanegillispie@smartpros.com